                               SEVERANCE AGREEMENT


     THIS AGREEMENT is made as of November 1, 1993, by and between HCA-Hospital Corporation of America, a Delaware corporation (the "Company"), and the Subsidiary (as hereinafter defined) which employs the Employee, and ___________________________ (the "Employee").

     WHEREAS, the Board of Directors of the company (the "Board") desires to foster the continuous employment of the Employee and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his duties from distractions which could arise in the event of a threatened Change in Control of the Company:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence as of the date hereof and shall continue in effect until December 31, 1994; provided, however, that if a Change in Control (as hereinafter defined) occurs during the term of this Agreement, the term of this Agreement shall automatically be extended for a period of thirty-six (36) months after the end of the month in which the Change in Control occurs. Furthermore, if the Employee's employment with the Company shall be terminated prior to a Change in Control, this Agreement shall automatically expire.

     2.   TERMINATION BENEFITS.

          (a) If, following a Change in Control, and during the term of this Agreement (including any extensions of such term as provided in Section hereof), the Employee's employment with the Company shall be terminated, the Employee shall be entitled to the following compensation and benefits (in addition to any non-severance compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices or under the terms of any other contracts, but in lieu of any severance pay under any Company employee benefit plan, policy and practice or under the terms of any other contract including any employment contract):

               1) If the Employee's employment with the company shall be terminated, (A) by reason of the Employee's Disability or Retirement,
          (B) by reason of the Employee's death or (C) by the Employee other than for Good Reason, the Company shall pay the Employee his full base salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given (or the Date of Termination in the case of the Employee's death), plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned as of the Date of Termination.

               2) If the Employee's employment with the Company shall be terminated for Cause, the Company shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Employee under this Agreement.

               3) If the Employee's employment with the Company shall be terminated, (A) by the Company other than for Cause or Disability, or
          (B) by the Employee for Good Reason, then the following provisions shall apply:

                    (i) The Company shall, within five (5) days after the Date of Termination, pay the Employee (1) his full salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given, plus (2) any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned but which have not yet been paid plus (3) as long as the Company, as a whole, is then performing, as evidenced by its most recently available monthly operating results, at a level not less than 90% of its budgeted level, an amount equal to the target amount the Employee could have earned under the Company's annual incentive plan with respect to the fiscal year of the Company in which the Date of Termination occurs multiplied by a fraction, the numerator of which is the number of full months the Employee was employed by the Company during the fiscal year of the Company in which the Date of Termination occurs and the denominator of which is 12;

                    (ii) The Company shall, within five (5) days after the Date of Termination, pay the Employee a lump sum (together with the amounts payable pursuant to clause (iii) below, the "Severance Payments") in an amount equal to the product of (A) one times (B) the sum of (1) an amount equal to the Employee's Annual Base Salary at the rate in effect on October 2, 1993 and
               (2) the target amount the Employee could have earned under the Company's annual incentive plan with respect to the fiscal year of the Company ending December 31, 1993.

                    (iii) The Company shall maintain in full force and effect for the benefit of the Employee and the Employee's dependents and beneficiaries, at the Company's expense (less the amount such individual would have paid for such coverage had him employment not terminated) until the earlier of (A) the expiration of 18 months following the date of Termination or (B) the effective date of the Employee's employment on a substantially full-time basis by a new employer (whether as an employee, consultant or independent contractor), all medical insurance, under plans and programs in which the Employee and/or the Employee's dependents and beneficiaries participated immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. If participation in any such plan or program is barred, the Company shall arrange at its own expense (less the amount such individual would have paid for such coverage had his employment not terminated) to provide the Employee with benefits substantially similar to those which he was entitled to receive under such plans and programs.

                    (iv) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or in part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to eliminate the disallowance of the deduction under Section 280G of the Code with respect to such portion of the Total Payments (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) the Severance Payments shall be reduced (if necessary, to zero). For purposes of this limitation (w) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (x) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code), (y) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (w) or (x) in their entirety constitute reasonable compensation for services actually rendered, within the meaning of Section 280G(B)(4)(B) of the Code, or are not otherwise subject to disallowance as deductions under Section 280G of the Code, in the opinion of the tax counsel referred to in clause (x), and (z) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Section 2(a)(3)(iv), the aggregate "parachute payments" paid to or for the Employee's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then the Employee shall have an obligation to pay the Company upon demand an amount equal to the excess of the aggregate "parachute payments" paid to or for the Employee's benefit over the aggregate "parachute payments" that could have been paid to or for the Employee's benefit without any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code.

          (b) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in Paragraph 2(a) by seeking other employment or otherwise; nor shall the amount of any payment or benefit provided for in Paragraph 2(a) be reduced by any compensation earned by the Employee as a result of employment or otherwise. The amount of any payment or benefit provided for in Section 2 shall be in lieu of any compensation or benefits for severance pay due the Employee under any other written agreement entered into between the Company and the Employee. Payment to the Employee pursuant to this Agreement shall constitute the entire obligation of the Company and the Subsidiary for severance pay and full settlement of any claim for severance pay under law or in equity that the Employee might otherwise assert against the Company and any Subsidiary or any of their employees, officers or directors on account of the Employee's termination.

          (c) For purposes of this Agreement the following definitions shall apply:

          1)   "Change in Control" shall mean any of the following events:

                    (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the ten outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or
               (ii) the Company or any Subsidiary.

                    (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction in clause (i) or (iii) of this Section 2(c)(1); or

                    (iii)  Approval by stockholders of the Company of:

                         (1) A merger, consolidation or reorganization involving the Company, unless

                              (A) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the "surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                              (B)  The individuals who were members of the
                         Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                              (C)  No Person (other than the Company, any
                         Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation of any subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                         (2) A complete liquidation or dissolution of the Company; or

                         (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Not withstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the ten outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               2) "Disability" shall mean a physical or mental illness which impairs the Employee's ability to substantially perform his duties as an Employee and as a result of which the Employee shall have been absent from his duties with the Company on a full-time basis for six
          (6) consecutive months.

               3) "Retirement" shall mean the voluntary termination of the Employee's employment after having attained age sixty-five (65) or such other age as shall have been fixed in any qualified retirement arrangement established by the Company with the Employee's consent.

               4) A termination for "Cause" is a termination (i) by reason of the conviction of the Employee, by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act classified as a felony or involving moral turpitude or (ii) pursuant to a determination by no less than a majority of the persons designated by the Company prior to Change in Control to serve as members of the board of directors of the ultimate parent company following a merger, consolidation or reorganization involving the Company and still serving the ultimate parent company as a member of the board of directors, that the Employee either (x) intentionally failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Employee's incapacity due to physical or mental illness or from the Employee's assignment of duties that would constitute "Good Reason" as hereinafter defined) or (y) intentionally acted in a fraudulent and unethical manner in the course of performing his duties. No act, nor failure to act on the Employee's part, shall be considered "intentional" unless the Employee has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Employee's action or failure to act was in the best interest of the Company

               5) "Good Reason" shall mean the occurrence after a Change in Control of any of the following events without the Employee's express written consent:

                    (i) any change in the Employee's title, authorities responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgement, represents an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a change in Control pursuant to the Employee's consent to accept any such change; the assignment to him of any duties or work responsibilities which, in his reasonable judgment, are inconsistent with such status, title, position or work responsibilities; or any removal of the Employee from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of Disability, Retirement, death or Cause;

                    (ii) a reduction by the Company in (or the failure by the Company to pay any portion of) the Employee's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                    (iii) the relocation of the Employee's office at which he is to perform his duties, to a location more that (30) miles from the location at which the Employee performed his duties prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

                    (iv) the adverse and substantial alteration of the nature and quality of the office space within which the Employee performed his duties prior to a Change in Control as well as in the secretarial and administrative support provided to the Employee, provided however that a reasonable alteration of the secretarial or administrative support provided to the Employee as a result of reasonable measures implemented by the Company to effectuate a cost-reduction or consolidation program shall not constitute Good Reason hereunder;

                    (v) the failure by the Company to provide (until the expiration of two (2) years after the occurrence of a Change in Control) to the Employee compensation and benefits (including, without limitation, incentive, bonus and other compensation plans and any vacation, medical, hospitalization, life insurance, dental or disability benefit plan), or cash compensation in lieu thereof, which are, in the aggregate, no less favorable than those provided by the Company to the Employee immediately prior to the occurrence of the Change in Control;

                    (vi) any material breach by the Company of any provision of this Agreement;

                    (vii) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 3 hereof; or

                    (viii) any purported termination of the Employee's
               employment which is not effected pursuant to a Notice of Termination substantially satisfying the requirements of Paragraph 2(c)(6) below; and for purposes of this Agreement, no such purported termination shall be effective. The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

     Continuation of employment by the Employee shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting "Good Reason" hereunder provided, however, that the Employee's continued employment after the expiration of sixty (60) days from any action which would constitute Good Reason under paragraph (i) above shall constitute a waiver of rights with respect to such action constituting Good Reason hereunder.

          6) "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 5 hereof. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

               7)   "Date of Termination" shall mean:

                    (i) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties with the Company on a full-time basis during such thirty (30) day period);

                    (ii) if the Employee's employment is terminated on account of his death, the date of his death; and

                    (iii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which in the case of a termination pursuant to Paragraph 2(c)(4) above shall not be less than thirty (30) days, and in the case of a termination pursuant to Paragraph 2(c)(5) above shall not be more than sixty (60) days, after the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).

               8) "Annual Base Salary" shall mean that yearly compensation rate established from time to time by the Company as an employee's regular compensation for the next succeeding twelve (12) month period, payable to an employee by the Company's payroll checks on a periodic basis.

     3.   SUCCESSORS; BINDING AGREEMENT.

     (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. For convenience only, and not as an acknowledgement that the Company employs the Employee, "Company" is used in this Agreement to identify either the Company, the

Company and one or more of its Subsidiaries or the Subsidiary which employs the Employee, as the context shall require.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee and if there is no such devisee, legatee or designee, to the Employees's estate.

     4. FEES AND EXPENSES. Following a Change in Control, the Company shall pay all reasonable legal fees and related expenses (including the reasonable costs of experts, evidence and counsel), when and as incurred by the Employee, as a result of (a) contesting or disputing any termination of employment of the Employee whether or not such contest or dispute is resolved in the Employee's favor but if only such contest or dispute is pursued by the Employee in good faith or (b) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits (but only if the Employee acts in good faith in seeking to obtain or enforce such right or benefit) or (c) any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit hereunder.

     5. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     6. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by the Employee and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The obligations of the Company under Section 2 shall survive the expiration of the term of this Agreement.

     7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Tennessee without giving effect to the conflicts of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Davidson County in the State of Tennessee and the parties hereto hereby consent to the jurisdiction of such courts.

     8. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written between the parties hereto with respect to the subject matter hereof.

     10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Employee may qualify, nor shall anything herein limit or reduce such rights as the Employee may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                                        HCA-HOSPITAL CORPORATION OF AMERICA


                                        By:
                                           ------------------------------------
                                             Thomas F. Frist, Jr.
                                             Chairman of the Board,
                                             President and Chief Executive
                                             Officer

                                        HOSPITAL CORPORATION OF AMERICA


                                        By:
                                           ------------------------------------
                                             Philip R. Patton
                                             Senior Vice President, Human
                                             Resources


                                        ---------------------------------------
                                        Employee: